Exhibit 8.1

Subsidiaries of Registrant

Name	Place of Incorporation
Adcon S.A.	Argentina
Administrative Development Company	Delaware
Aduy S.A.	Uruguay
Alimentos Arcos Dorados de Venezuela C.A.	Venezuela
Alimentos Latinoamericanos Venezuela ALV, C.A.	Venezuela
Arcgold del Ecuador, S.A.	Ecuador
Arcos del Sur, S.R.L.	Uruguay
Arcos Dorados Argentina S.A.	Argentina
Arcos Dorados Aruba N.V.	Aruba
Arcos Dorados B.V.	The Netherlands
Arcos Dorados Caribbean Development Corp.	Delaware
Arcos Dorados Colombia S.A.S	Colombia
Arcos Dorados Costa Rica ADCR, S.A.	Costa Rica
ADCR Inmobiliaria, S.A.	Costa Rica
Arcos Dorados Curacao, N.V.	Curacao
Arcos Dorados Development B.V.	Netherlands
Arcos Dorados French Guiana	French Guiana
Arcos Dorados Group B.V.	Curacao
Arcos Dorados Guadeloupe	Guadeloupe
Arcos Dorados Martinique	Martinique
Arcos Dorados Panama, S.A.	Panama
Arcos Dorados Puerto Rico, LLC	Puerto Rico
Arcos Dorados Restaurantes de Chile, SpA	Chile
Arcos de Valparaiso SpA	Chile
Arcos Dorados Trinidad Limited	Trinidad and Tobago
Arcos Dorados USVI, Inc.(St. Croix)	USVI
Arcos Dourados Comercio de Alimentos S.A.	Brazil
Arcos Dourados Restaurantes Ltda.	Brazil
Arcos SerCal Inmobiliaria, S. de R.L. de C.V.	Mexico
Restaurantes ADMX, S. de R.L. de C.V.	Mexico
Arcos BraPa S.A.	Panama
Compañía de Inversiones Inmobiliarias S.A.	Argentina
Complejo Agropecuario Carnico (Carnicos), C.A.	Venezuela
Arcos Dorados Uruguay S.A.	Uruguay
Gerencia Operativa ARC, C.A.	Venezuela
Compañía Operativa de Alimentos COR, C.A.	Venezuela
Golden Arch Development LLC	Delaware
LatAm, LLC	Delaware
Logistics and Manufacturing LOMA Co.	Delaware
Management Operations Company	Delaware

Name	Place of Incorporation
Operaciones Arcos Dorados de Perú, S.A.	Peru
Sistemas Central America, S.A.	Panama
Sistemas McOpCo Panama, S.A.	Panama
Arcos Dorados Latam LLC	Delaware
Arcos Mendocinos S.A.	Argentina
Arcos Dourados Empreendimentos Imobiliarios Ltda	Brazil
ADC Real Estate SpA	Chile
AD Inmobiliaria Colombia S.A.S.	Colombia
Sociedad de Inversiones CSL Ltd	Chile
AD Real Estate S.A.	Argentina
Arcos Dorados I B.V.	The Netherlands
AD Real Estate Peru S.A.C.	Peru
ADReal Ecuador S.A.S.	Ecuador
Arcos Dorados Cluster B.V.	The Netherlands
Miles Enterprises N.V.	St. Maarten
Cyris N.V.	St. Maarten
MP Invest S.A.S.	St. Martin